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Exhibit 99.2

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:

Tom Ryan/Don Duffy Investor Relations Advisors ph:203.222.9013 fax:203.222.9372	Mark L. Yoseloff, Chairman and CEO Paul C. Meyer, President and COO Gerald W. Koslow, Sr. Vice President, CFO ph:702.897.7150 fax:702.270.5161

SHUFFLE MASTER, INC. ANNOUNCES
PROPOSED OFFERING OF CONVERTIBLE SENIOR NOTES

LAS VEGAS . . . Thursday, April 15, 2004 . . . Shuffle Master, Inc. (NASDAQ National Market: SHFL) announced today that it is offering, in a private placement, $100 million in aggregate principal amount of Contingent Convertible Senior Notes due 2024. The Company also expects, if the offering is consummated, to grant to one of the initial purchasers an option to purchase up to an additional $20 million of convertible notes.

The convertible notes will be senior unsecured obligations of the Company and will be convertible, under certain circumstances, using a net share settlement process, into a combination of cash and common stock of the Company. In general, upon conversion of a convertible note, the holder of each note will receive cash equal to the principal amount of the note and common stock of the Company for the note's conversion value in excess of such principal amount.

The convertible notes will mature in April 2024 and may not be redeemed by the Company prior to April 2009. Holders of the convertible notes may require the Company to repurchase some or all of the convertible notes in April 2009, 2014 and 2019.

The Company intends to use approximately $20 million of the net proceeds to finance an initial cash payment for its previously announced proposed acquisition of Casinos Austria Research and Development GmbH (CARD), approximately $50 million of the net proceeds from the offering to repurchase shares of its common stock in open market purchases or privately negotiated transactions, which may include shares sold short by purchasers of the convertible notes concurrently with, and contingent upon, the purchase of the notes, and intends to use all excess proceeds for general corporate purposes, including acquisitions and additional repurchases of its common stock.

The convertible notes will be offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended. The convertible notes and the underlying common stock issuable upon conversion have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities to be offered.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, to improve their productivity and security, and Entertainment Products, including proprietary table games and Table Master™ games to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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This release contains forward-looking statements that are based on management's beliefs as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company's existing products and new products as introduced; advances by competitiors; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs; changes in the Company's business systems or in technologies affecting the Company's products or operations; reliance on strategic relationships with distributors and technology vendors; current and/or future litigation or claims; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company's intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction's regulatory scheme or approach, etc.) involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company's casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company's ability to meet its debt service obligations, including the convertible notes, which will depend on the Company's future performance and other conditions or events and will be subject to many factors that are beyond the Company's control; and various risks related to the Company's customers' operations in countries outside the United States, including currency fluctuation risk, which could increase the volatility of the Company's results from such operations. Additional information on these and other risk factors that could potentially affect the Company's financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K.

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  Exhibit 99.2